UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2011

Angiotech Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

British Columbia	000-30334	98-0226269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1618 Station Street Vancouver, BC, Canada V6A 1B6
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (604) 221-7676

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 14, 2011, Angiotech Pharmaceuticals, Inc., a corporation organized under the laws of British Columbia (the “Company”), entered into a First Amendment to Credit Agreement (the “First Amendment”) with Wells Fargo Capital Finance, LLC as arranger and administrative agent (“Wells Fargo”), pursuant to which certain terms of a Credit Agreement dated May 12, 2011 by and among the Company, Wells Fargo and the lenders signatory thereto were amended.

The First Amendment amends the Credit Agreement so as to require the Company to maintain $15.0 million in excess availability plus qualified cash and $5.0 million in qualified cash and removes the requirement that the Company maintain $5.0 million in required availability.

The above description of the First Amendment does not purport to be a complete statement of the parties’ rights and obligations thereunder and is qualified in its entirety by reference to the First Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are filed herewith:

Exhibit                      Description

10.1
First Amendment to Credit Agreement, dated July 14, 2011, by and among Angiotech Pharmaceuticals, Inc., as Parent, the subsidiaries of Parent listed as borrowers on the signature pages thereto, as borrowers, as lenders and Wells Fargo Capital Finance, LLC as arranger, administrative agent and lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angiotech Pharmaceuticals, Inc. (Registrant)

Dated: July 20, 2011	By:	/s/ K. Thomas Bailey
Name: K. Thomas Bailey
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit                      Description

10.1
First Amendment to Credit Agreement, dated July 14, 2011, by and among Angiotech Pharmaceuticals, Inc., as Parent, the subsidiaries of Parent listed as borrowers on the signature pages thereto, as borrowers, as lenders and Wells Fargo Capital Finance, LLC as arranger, administrative agent and lender.